                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                            (PULITZER LOGO)

          PULITZER INC. ANNOUNCES CHANGES FROM RESULTS PRESENTED IN ITS
           OCTOBER 27, 2003 EARNINGS RELEASE TO PRESENT THIRD-QUARTER EARNINGS IN COMPLIANCE WITH FASB STAFF POSITION NO. 150-3

         ST. LOUIS, November 11, 2003 - On October 27, 2003, Pulitzer Inc. (NYSE:PTZ) ("Pulitzer" or the "Company") released its results for the third quarter and first nine months of 2003, which included the adoption of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS No. 150"). On November 7, 2003, the FASB issued Staff Position No. 150-3 that requires the indefinite deferral of certain provisions of SFAS No. 150 related to mandatorily redeemable non-controlling interests. In order to comply with the changed FASB position, Pulitzer must now reissue its results solely to remove those items associated with the previous adoption of SFAS No. 150. There have been no other changes in the Company's determination of its operating results, financial position, cash flows or prospects.

GAAP RESULTS

PREVIOUS RECOGNITION OF SFAS NO. 150

         As more fully discussed in the footnotes of this press release, SFAS No. 150 required the Company to recognize a liability associated with the liquidation of the capital accounts of The Herald Company, Inc. ("Herald"), reflecting Herald's minority interest in two of the Company's subsidiaries, St. Louis Post-Dispatch LLC and STL Distribution Services LLC. FASB Staff Position No. 150-3 indefinitely defers implementation of these provisions.

                                     -more-

Page Two
Pulitzer Third-Quarter Results - Updated

CURRENT RESULTS

         As now determined, third-quarter 2003 net income was $9.4 million, or $0.43 per diluted share. Net income for the first nine months of 2003 was $27.9 million, or $1.29 per diluted share. Net income for the third quarter and first nine months of 2002 were $8.7 million, or $0.40 per diluted share, and $22.5 million, or $1.05 per diluted share, respectively.

RECONCILIATION OF NET INCOME (LOSS) FROM OCTOBER 27 PRESS RELEASE TO THIS PRESS RELEASE

         The following table presents a reconciliation of the third-quarter and first-nine-month results for 2003 as they appeared in the October 27 release (which reflected the adoption of SFAS No. 150), to those that Pulitzer will incorporate in its consolidated financial statements to be filed with the Securities and Exchange Commission for the third-quarter and first-nine-month periods of 2003 (after removing the impact of SFAS No. 150).

                                                           Third Quarter           First Nine Months
                                                     ------------------------   ------------------------
                                                      Sept. 28,     Sept. 29,    Sept. 28,     Sept. 29,
$(000)                                                  2003          2002         2003          2002
                                                     ----------    ----------   ----------    ----------
Net income (loss) after cumulative effect
   of a change in accounting principle, net
   of tax, in the October 27 press release
   (reflects the adoption of SFAS No 150)            $  (16,616)   $    8,872   $    1,867    $   22,468

Remove provisions of SFAS No. 150
   (net of tax):
   Remove cumulative effect of a change
   in accounting principle                               26,940             0       26,940             0
   Remove interest credit recognized
   under the provisions of SFAS No. 150                    (562)            0         (562)            0
   Include minority interest  in net
   earnings of  subsidiaries(1)                            (382)            0         (382)            0
                                                     ----------    ----------   ----------    ----------
Subtotal - effect of removing provisions
   of SFAS No. 150 (net of tax)                          25,996             0       25,996             0
                                                     ----------    ----------   ----------    ----------

Net income reported in this press
   release (reflects the deferral of SFAS
   No. 150)(2)                                       $    9,380    $    8,872   $   27,863    $   22,468
                                                     ==========    ==========   ==========    ==========

(1) As a result of removing the interest credit recognized under the provisions of SFAS No. 150, interest expense, net of interest income, for the third quarter and first nine months of 2003 increased to $4.0 million and $12.9 million, respectively, compared to $3.4 million and $12.2 million in the respective 2002 periods. The increase in the 2003 third-quarter and first-nine-month periods was due, principally, to the absence, in 2003, of capitalized interest present in 2002 and lower yields on invested funds. These expense increases were partially offset by savings from the Company's interest rate swaps.

(2) Earnings per diluted share are $0.43 and $1.29 for the third quarter and first nine months of 2003, compared to $(0.77) and $0.09 for the third quarter and first nine months of 2003 as reported in the October 27, 2003 press release.

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


Page Three
Pulitzer Third-Quarter Results --Updated

BASE EARNINGS (SEE NOTES)

         Third-quarter 2003 base earnings per diluted share were $0.44, compared with a similarly determined $0.46 per diluted share for the third quarter of 2002. Base earnings per diluted share for the first nine months of 2003 were $1.33, compared with $1.27 for the first nine months of 2002.

     RECONCILIATION OF GAAP EARNINGS PER DILUTED SHARE TO BASE EARNINGS PER
                                 DILUTED SHARE
                                       AND
  RECONCILIATION OF BASE EARNINGS (LOSS) PER DILUTED SHARE FROM THE OCTOBER 27
                PRESS RELEASE TO THIS PRESS RELEASE (SEE NOTES)

         The following table presents a reconciliation of the third-quarter and first-nine-month base results for 2003 as they appeared in the October 27 release, which reflected the adoption of SFAS No. 150, to those that Pulitzer now reports after removing the impact of the adoption of SFAS No. 150.

                                                                     Third Quarter           First Nine Months
                                                               ------------------------   ------------------------
                                                                Sept. 28,     Sept. 29,    Sept. 28,    Sept. 29,
                                                                   2003          2002        2003          2002
                                                               ----------    ----------   ----------    ----------
Base earnings (loss) per diluted share
   after cumulative effect of a change in
   accounting principle, in the October 27
   press release (reflects the adoption
   of SFAS No. 150)                                            $    (0.77)   $     0.40   $     0.09    $     1.05

Remove provisions of SFAS No. 150:
   Remove cumulative effect of a change
    in accounting principle                                          1.25          0.00         1.25          0.00
   Remove interest credit recognized
    under the provisions of SFAS No. 150                            (0.03)         0.00        (0.03)         0.00
   Include minority interest in net
    earnings of subsidiaries                                        (0.02)         0.00        (0.02)         0.00
                                                               ----------    ----------   ----------    ----------
Subtotal - effect of removing provisions
   of  SFAS No. 150                                                  1.20          0.00         1.20          0.00
                                                               ----------    ----------   ----------    ----------

GAAP earnings per diluted share                                      0.43          0.40         1.29          1.05

Losses from certain non-operating
   investments                                                       0.01          0.06         0.04          0.21
Employment termination inducements                                   0.00          0.00         0.00          0.01
                                                               ----------    ----------   ----------    ----------

Base earnings per diluted share in this
   press release (reflects the deferral of
   SFAS No. 150)                                               $     0.44    $     0.46   $     1.33    $     1.27
                                                               ==========    ==========   ==========    ==========

                                     -more-

Page Four
Pulitzer Third-Quarter Results --Updated


BASE EARNINGS FORECAST FOR 2003 (SEE NOTES)

         The Company reaffirms its guidance for full-year 2003 base earnings per diluted share, initially presented in December 2002, of at least $1.95. This forecast differs from the guidance presented in the Company's October 27 release of at least $2.00 per diluted share only by adjusting for the elimination of SFAS No. 150. The Company's current forecast for full-year 2003 base earnings per diluted share of at least $1.95 does not reflect any change in its underlying operations. However, and as stated in the October 27 press release, continued weakness from recruitment, automotive and major retail advertisers, and the fourth-quarter ramp-up in costs associated with implementing the upcoming purchase of the St. Louis distribution businesses make achieving this level of base earnings more challenging than originally anticipated. Further, the grocery store strike in St. Louis, which was having a negative impact on Sunday single copy sales of the St. Louis Post-Dispatch, has recently been settled.

RECONCILIATION OF FORECAST FOR 2003 FULL YEAR BASE EARNINGS PER DILUTED SHARE AND 2002 BASE EARNINGS PER DILUTED SHARE FROM THE OCTOBER 27 PRESS RELEASE TO THIS PRESS RELEASE (SEE NOTES)

         The following table presents a reconciliation of the 2003 forecast for full-year base earnings per diluted share and the 2002 presentation of base earnings per diluted share as they appeared in the October 27 press release to those Pulitzer now presents:

                                                                       Full-year forecast / results
                                                                 ----------------------------------------
                                                                       2003                   2002
                                                                 ----------------       -----------------
         BASE EARNINGS PER DILUTED SHARE

           Forecast or reported  in the October 27
             press release                                         At least $2.00       $            1.93
           Recognize minority interest in net earnings of
             subsidiaries (eliminated in accordance  with
             SFAS No.150, now included in GAAP and Base
             Earnings)                                                      (0.05)                  (0.05)
                                                                 ----------------       -----------------

           Base earnings forecast and results                     At least  $1.95       $            1.88
                                                                 ================       =================

         Other than removing the impact of the adoption of SFAS No. 150, there are no changes to the Company's 2003 full-year base earnings forecast from those described in our October 27 press release.

                                     -more-

Page Five
Pulitzer Third-Quarter Results --Updated

         Pulitzer Inc., through various subsidiaries and affiliated entities, is engaged in newspaper publishing and related new media activities. The Company's newspaper operations include two major metropolitan dailies, the St. Louis Post-Dispatch and the Arizona Daily Star in Tucson, Arizona, and 12 other dailies: The Pantagraph, Bloomington, Ill.; The Daily Herald, Provo, Utah; the Santa Maria Times, Santa Maria, Calif.; The Napa Valley Register, Napa, Calif.; The World, Coos Bay, Ore.; The Sentinel, Hanford, Calif.; the Arizona Daily Sun, Flagstaff, Ariz.; the Daily Chronicle, DeKalb, Ill.; The Garden Island, Lihue, Hawaii; the Daily Journal, Park Hills, Mo.; The Lompoc Record, Lompoc, Calif.; and The Daily News, Rhinelander, Wisc. The Company's newspaper operations also include the Suburban Journals of Greater St. Louis, a group of 37 weekly papers and various niche publications.

         The Company's new media and interactive initiatives include STLtoday.com in St. Louis, azstarnet.com in Tucson, and Web sites for all of its other dailies. Pulitzer Inc. is the successor to the company originally founded by Joseph Pulitzer in St. Louis in 1878. For further information, visit our Web site at www.pulitzerinc.com.

                                    - more -

Page Six
Pulitzer Third-Quarter Earnings -- Updated

NOTES:

The Company's calculation of "Base Earnings" and "Base Earnings per Diluted Share," including guidance contained herein for full-year 2003 base earnings per diluted share, exclude gains and losses related to certain non-operating investments that are not a strategic component of the Company's capital structure or operating plans (principally, investments in new media companies and partnerships making similar investments), and employment termination inducements associated with positions that will not be staffed. Gains or losses on the sale of marketable securities reflect activity in a strategic component of the Company's capital structure and are, therefore, included in the determination of "Base Earnings," and "Base Earnings per Diluted Share." "Base Earnings per Diluted Share," calculated on this basis, would have increased to $1.88 from $1.85 reported for the full year 2002 prior to Pulitzer's October 27, 2003 press release.

The Company can not currently determine full-year 2003 investment gains and losses, if any, related to certain non-operating investments or future employment termination inducements, if any. The Company's calculation of "Base Earnings" and "Base Earnings per Diluted Share," including guidance contained herein for full-year 2003 base earnings per diluted share, may not be comparable to similarly titled measures reported by other companies. "Base Earnings" and "Base Earnings per Diluted Share," as defined above, are not measures of performance under generally accepted accounting principles ("GAAP") and should not be construed as substitutes for consolidated net income and diluted earnings per share as a measure of performance. However, management uses "Base Earnings" and "Base Earnings per Diluted Share" for comparing the Company's past, current, and future performance and believes that they provide meaningful and comparable information to investors to aid in their analysis of the Company's performance relative to other periods and to its peers.

The Company's calculation of "Comparable" results includes the gross revenues and expenses of the Company's 50 percent interest in the Tucson Newspaper Agency ("TNI"), and excludes the revenues and expenses associated with 2003 acquisitions absent in 2002. "Comparable" revenues and expenses, excluding the results of 2003 acquisitions, and including the gross revenues and expenses of the Company's 50 percent interest in TNI, are not measures of performance under GAAP (since the Company records its interest in TNI on the equity method), and should not be construed as substitutes for consolidated operating revenues and consolidated operating expenses as a measure of performance. However, management uses "Comparable" revenues and expenses for comparing the Company's past, current, and future performance and believes that they provide meaningful information to investors regarding the gross revenues and expenses under the management of the Company.

                                     -more-

Page Seven
Pulitzer Third-Quarter Earnings -- Updated

Statements in this press release concerning the Company's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and other factors include, but are not limited to, industry cyclicality, the seasonal nature of the business, changes in pricing or other actions by competitors or suppliers (including newsprint), outcome of labor negotiations, capital or similar requirements, and general economic conditions, any of which may impact advertising and circulation revenues and various types of expenses, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in "forward-looking statements" are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Accordingly, investors are cautioned not to place undue reliance on any such "forward-looking statements," and the Company disclaims any obligation to update the information contained herein or to publicly announce the result of any revisions to such "forward-looking statements" to reflect future events or developments.



                                -tables attached-

Page Eight
Pulitzer Third-Quarter Earnings -- Updated

PULITZER INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except earnings per share)
(Unaudited)

                                                        Third Quarter Ended         Nine Months Ended
                                                       ----------------------    ----------------------
                                                       Sept. 28,    Sept. 29,    Sept. 28,    Sept. 29,
                                                         2003          2002        2003         2002
                                                       ---------    ---------    ---------    ---------
OPERATING REVENUES:
    Advertising
        Retail                                         $  28,463    $  29,005    $  84,921    $  85,857
        National                                           6,411        6,587       20,768       18,521
        Classified                                        32,466       33,044       93,397       98,079
                                                       ---------    ---------    ---------    ---------
            Total                                         67,340       68,636      199,086      202,457
        Preprints                                         14,488       13,223       44,023       38,881
                                                       ---------    ---------    ---------    ---------
            Total advertising                             81,828       81,859      243,109      241,338
    Circulation                                           19,830       20,281       60,323       60,459
    Other                                                  1,594        1,401        5,164        5,784
                                                       ---------    ---------    ---------    ---------
                Total operating revenues                 103,252      103,541      308,596      307,581
                                                       ---------    ---------    ---------    ---------

OPERATING EXPENSES:
    Payroll and other personnel expenses                  44,900       45,981      134,973      135,546
    Newsprint expense                                     11,176       10,087       32,690       31,025
    Depreciation                                           3,677        3,176       11,061       10,627
    Amortization                                           1,139        1,108        3,349        3,325
    Other expenses                                        26,440       27,257       78,454       82,255
                                                       ---------    ---------    ---------    ---------
                Total operating expenses                  87,332       87,609      260,527      262,778
                                                       ---------    ---------    ---------    ---------

  Equity in earnings of Tucson newspaper partnership       3,225        3,904       11,593       12,902
                                                       ---------    ---------    ---------    ---------

  Operating income                                        19,145       19,836       59,662       57,705

  Interest income                                            872        1,146        2,729        3,131
  Interest expense                                        (4,877)      (4,527)     (15,609)     (15,349)
  Net gain on marketable securities                          455           44          513           44
  Net loss on investments                                   (163)      (1,888)      (1,289)      (7,853)
  Other income                                                78          113           96          127
                                                       ---------    ---------    ---------    ---------

INCOME BEFORE PROVISION FOR INCOME TAXES                  15,510       14,724       46,102       37,805

PROVISION FOR INCOME TAXES                                 5,748        5,662       17,077       14,338

MINORITY INTEREST IN NET EARNINGS OF
  SUBSIDIARIES                                               382          390        1,162          999
                                                       ---------    ---------    ---------    ---------

NET INCOME                                             $   9,380    $   8,672    $  27,863    $  22,468
                                                       =========    =========    =========    =========

Page Nine
Pulitzer Third-Quarter Earnings -- Updated

PULITZER INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (Continued)
(In thousands, except earnings per share)
(Unaudited)

                                                             Third Quarter Ended       Nine Months Ended
                                                           ------------------------- -----------------------
                                                           Sept. 28,     Sept. 29,   Sept. 28,   Sept. 29,
                                                              2003         2002         2003        2002
                                                           -----------  ------------ ----------- -----------
BASIC EARNINGS PER SHARE OF STOCK:

  Basic earnings per share                                      $0.44         $0.41       $1.30       $1.06
                                                           ===========  ============ =========== ===========

  Weighted average number of shares outstanding                21,414        21,299      21,381      21,269
                                                           ===========  ============ =========== ===========

DILUTED EARNINGS PER SHARE OF STOCK:

  Diluted earnings per share                                    $0.43         $0.40       $1.29       $1.05
                                                           ===========  ============ =========== ===========

  Weighted average number of shares outstanding                21,670        21,415      21,571      21,454
                                                           ===========  ============ =========== ===========

FOOTNOTES

Financing Arrangements: In October 2002, the Company terminated previously executed swap contracts totaling $75.0 million resulting in a net gain of $5.0 million. The $5.0 million net gain is being amortized ratably over the remaining term of the original swap contract that expires in April 2009. The Company maintains other interest rate swap contracts that have the effect of converting the interest cost for $150.0 million of the Company's debt from fixed rate to variable rate. These swap contracts mature with the Company's debt on April 28, 2009. The Company accounts for the swap contracts as fair value hedges.

Earnings Per Share: Basic earnings per share of stock are computed using the weighted average number of Common and Class B Common shares outstanding during the applicable period. Diluted earnings per share of stock are computed using the weighted average number of Common and Class B Common shares outstanding and common stock equivalents.

Fiscal Year End: The Company's fiscal year ends on the last Sunday of the calendar year. In 2002, the Company's fiscal year began on December 31, 2001 and ended on December 29, 2002. In 2003, the Company's fiscal year began on December 30, 2002 and will end on December 28, 2003.

Reclassifications: Certain reclassifications have been made to the 2002 consolidated financial statements to conform to the 2003 presentation.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

New Accounting Pronouncement: In May 2003, FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS No. 150"). SFAS No. 150 sought to establish standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 was effective for financial instruments entered into or modified after May 31, 2003, and otherwise was effective at the beginning of the first interim period beginning after June 15, 2003.

                                     -more-

Page Ten
Pulitzer Third-Quarter Results -- Updated

The Company determined that SFAS No. 150, as it existed through FASB Staff Positions 150-2, dated October 16, 2003, required the Company to recognize a liability, at an estimated amount of $45 million (which amount would have changed over time), associated with the liquidation in 2015 of the capital accounts of The Herald Company, Inc. ("Herald"), reflecting Herald's minority interest in two of the Company's subsidiaries, St. Louis Post-Dispatch LLC ("PD LLC") and STL Distribution Services LLC ("DS LLC"). Accordingly, the Company's press release on October 27, 2003, releasing third quarter and first nine-month results for 2003, incorporated the adoption of SFAS No. 150.

On November 7, 2003, the FASB issued Staff Position 150-3, which deferred indefinitely the application of those provisions of SFAS No. 150 that relate to Herald's interests in PD LLC and DS LLC. Accordingly, the Company will file its quarterly Report on Form 10-Q presenting its consolidated results of operations, financial position, and cash flows absent any potential impact of SFAS No. 150. The Company cannot predict and, accordingly, is not able to determine what the ultimate impact to the Company's consolidated financial statements, if any, might be from future FASB action concerning SFAS No. 150.


                                      # # #